 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2022

SCP & CO Healthcare acquisition company

(Exact name of registrant as specified in its charter)

Delaware	001-39921	85-4030703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 W Bay to Bay Blvd., Suite 300

Tampa, FL 33629

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (813) 318-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	SHACU	The NASDAQ Stock Market LLC

Shares of Class A Common Stock, par value $0.0001 per share, included as part of the units	SHAC	The NASDAQ Stock Market LLC

Redeemable Warrants, included as part of the units	SHACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 17, 2022, SCP & CO Healthcare Acquisition Company (the “Company”) filed its Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021 (the “Q3 Form 10-Q”), which included in Note 2, Revision of Previously Issued Financial Statements (“Note 2”), a discussion of the revision to a portion of the Company’s previously issued financial statements for the classification of its Class A common stock subject to redemption issued as part of the units sold in the Company’s initial public offering (“IPO”) on January 21, 2021. As described in Note 2, upon its IPO, the Company classified a portion of the Class A common stock subject to redemption as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. The Company’s management re-evaluated the conclusion and determined that the Class A common stock subject to redemption included certain provisions that require classification of the Class A common stock subject to redemption should be treated as temporary equity regardless of the minimum net tangible assets required to complete the Company’s initial business combination. As a result, management corrected the error by revising all Class A common stock subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

As described above, originally the Company determined the changes were not qualitatively material to the Company’s previously issued financial statements and revised its previously financial statements in Note 2 in its Q3 Form 10-Q. However, upon further consideration of the material nature of the changes, the Company determined the change in classification of the Class A common stock subject to redemption and change to its presentation of earnings per share are material quantitatively and the Company should restate its previously issued financial statements.

Therefore, on February 11, 2022, the audit committee of the board of directors of the Company determined, after discussion with its advisors, that (i) the Company’s audited balance sheet as of January 26, 2021 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2021 (the “Audited Balance Sheet”), (ii) the Company’s unaudited financial statements as of March 31, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 24, 2021, (iii) the Company’s unaudited financial statements as of June 30, 2021 contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2021, and (iv) the Company’s unaudited financial statements as of September 30, 2021 contained in the Q3 Form 10-Q filed with the SEC on November 17, 2021 ((ii) through (iv), collectively, the “Affected Periods”), should no longer be relied upon due to the reclassification described above.

The Company does not expect the changes described above to have any impact on its cash position or the balance held in the trust account.

As such, the Company plans to restate (i) its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 (the “Q3 Form 10-Q/A”) and (ii) the Audited Balance Sheet, each to be filed with the SEC.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Q3 Form 10-Q/A.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with WithumSmith+Brown, PC, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP & CO HEALTHCARE ACQUISITION COMPANY

	By:	/s/ Scott Feuer
		Name:	Scott Feuer
		Title:	Chief Executive Officer

Dated: February 16, 2022